UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 3, 2009

JAMES RIVER COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Board of Directors of James River Coal Company (the “Company”) today amended the Rights Agreement between the Company and Computershare Trust Company, N.A., successor to SunTrust Bank, as Rights Agent, dated as of May 25, 2004 (the “Rights Agreement”), as amended by Amendment No. 1 to the Rights Agreement, dated as of November 3, 2006 and Amendment No. 2 to the Rights Agreement, dated as of August 2, 2007.

The amendment to the Rights Agreement, as amended, was adopted in order to preserve the Company’s ability to utilize substantial net operating loss (NOL) carryforwards to offset future taxable income under the Internal Revenue Code.  As of December 31, 2008, the Company had regular federal NOL carryforwards of approximately $240 million and federal alternative minimum tax NOL carryforwards of approximately $150 million.  The Company’s ability to use these tax attributes would be substantially limited if there were an “ownership change” as defined under Section 382 of the Internal Revenue Code and IRS rules.  In general, an “ownership change” would be deemed to occur if there is a cumulative change of more than 50% over a rolling three year period by shareholders owning more than 5% of the total outstanding shares.

Among other things, the amendment reduces, until December 5, 2010, the threshold at which a person or group becomes an “Acquiring Person” under the Rights Agreement from 20% to 4.9% of the Company’s then-outstanding shares of common stock.  The Rights Agreement, as amended, exempts shareholders whose beneficial ownership as of November 3, 2009 exceeded 4.9% of the Company’s then-outstanding shares of common stock so long as they do not acquire more than an additional 0.5% of the Company’s then-outstanding shares of common stock without the advance approval of the Company’s board of directors.

The amendment also expands the definition of beneficial ownership to capture all derivatives and synthetic equity positions within the definition of beneficial ownership for purposes of the Rights Agreement, as amended.

The Rights issued pursuant to the Rights Agreement are in all respects subject to and governed by the provisions of the Rights Agreement, as amended.  Copies of the Rights Agreement and the amendments thereto are available free of charge from the Company.  The foregoing description of the amendment to the Rights Agreement is qualified in its entirety by reference to the full text of the amendment, a copy of which is filed as an exhibit hereto and incorporated herein by reference.

ITEM 2.02           RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The Company today issued a press release, attached as Exhibit 99.1 hereto, regarding its results of operations for the third quarter ended September 30, 2009.

ITEM 3.03           MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

The information set forth above in Item 1.01 is incorporated into this Item 3.03 by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

The Company will hold a conference call today regarding its results of operations for the third quarter ended September 30, 2009.  Materials to be discussed in the conference call are attached as Exhibit 99.2 hereto.

The information in this report (including Exhibits 99.1 and 99.2) is being furnished pursuant to Items 2.02 and 7.01 of Form 8-K and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

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FORWARD-LOOKING STATEMENTS:  Certain statements in this Form 8-K are “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and developments and the future performance of the Company, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws.  These forward-looking statements are subject to a number of risks and uncertainties.  These risks and uncertainties include, but are not limited to, the following: changes in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to diversify our operations; failure to exploit additional coal reserves; the risk that reserve estimates are inaccurate; increased capital expenditures; encountering difficult mining conditions; increased costs of complying with mine health and safety regulations; our dependency on one railroad for transportation of a large percentage of our products; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; lack of availability of financing sources; our compliance with debt covenants; the effects of litigation, regulation and competition; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC).  The Company’s management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements.  These statements are based on current expectations and speak only as of the date of such statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description

4.1
Amendment No. 3, dated as of November 3, 2009, to the Rights Agreement between the Company and Computershare Trust Company, N.A., successor to SunTrust Bank, as Rights Agent, dated as of May 25, 2004, incorporated herein by reference to the Company’s Amendment No. 1 to Form 8-A filed November 3, 2009

99.1	Press release dated November 3, 2009 regarding second quarter earnings
99.2	Discussion materials for November 3, 2009 conference call

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant) By: /s/ Samuel M. Hopkins II Samuel M. Hopkins II Vice President and Chief Accounting Officer

Date:  November 3, 2009

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